UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2015

Santander Holdings USA, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts	02109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 346-7200

n/a

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 10, 2015, the Audit Committee of the Board of Directors of Santander Holdings USA, Inc. (the “Company”) approved amendments to the Company’s Code of Ethics (the “Code”) that applies to the Company’s Chief Executive Officer and senior financial officers, including its Chief Financial Officer and Chief Accounting Officer. The amendments to the Code (i) update and clarify roles, responsibilities and accountability relating to the Code, (ii) specify that the Code applies to the Company’s Chief Executive Officer and senior financial officers, and (iii) specify that the obligations under the Code apply with respect to the Company and all of its subsidiaries, including, without limitation, Santander Consumer USA Holdings Inc. Previously, the Code applied to the Chief Executive Officer and the senior financial officers of each of the Company and Santander Bank, N.A., a wholly-owned subsidiary of the Company (the “Bank”), and its obligations applied with respect to the Company and the Bank. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company will provide to any person without charge a copy of the Code after such person sends a request to Investor Relations Department, Santander Holdings USA, Inc., 75 State Street, Boston, Massachusetts 02109.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER HOLDINGS USA, INC.

Dated: August 14, 2015	By:	/s/ Gerard A. Chamberlain
	Name:	Gerard A. Chamberlain
	Title:	Senior Vice President and Assistant Secretary